UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021 (September 13, 2021)

Muzinich BDC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01314	84-2200473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Park Avenue

New York, NY 10022

(Address of Principal Executive Offices, Zip Code)

(212) 888-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 13, 2021, Muzinich BDC, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the meeting: (1) to elect two Class II directors of the Company, to serve for terms of three (3) years each, or until each of their respective successors is duly elected and qualified; and (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Stockholders of record at the close of business on August 5, 2021 were entitled to vote at the Annual Meeting. As of August 5, 2021, there were 58,249.8 shares of common stock of the Company outstanding and entitled to vote. A quorum consisting of 53,082.5 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. All of the proposals were approved by the requisite vote.

Proposal 1. To elect two Class II directors of the Company, to serve for terms of three (3) years each, or until each of their respective successors is duly elected and qualified:

Director Nominee	Number of Votes “For”	Number of Votes “Withhold”
Paul Fehre	53,082.5	0
Eric W. Falkeis	53,082.5	0

Proposal 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Number of Votes “For”	Number of Votes “Against”	Number of Abstentions
53,082.5	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muzinich BDC, Inc.

Date: September 14, 2021	By:	/s/ Paul Fehre
	Name:	Paul Fehre
	Title:	Chief Financial Officer and Treasurer

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